DAVIDSON & COMPANY	Chartered Accountants	A Partnership of Incorporated Professionals

INDEPENDENT AUDITOR’S CONSENT

We consent to the use in this Registration Statement on Form 20-F of Kirkland Lake Gold Inc. of our report dated July 6, 2001 (except as to Note 19 which is as of November 25, 2002) appearing in the Registration Statement, and to the reference of us under the heading “Statements of Experts” in such Registration Statement.

Vancouver, Canada March 2, 2004	“DAVIDSON & COMPANY” Chartered Accountants

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
Telephone (604) 687-0947 Fax (604) 687-6172